PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 28, 2014

Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.

Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 315

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  APPOINTMENT OF DIRECTOR

Pursuant to authorization under our Bylaws, our Board of Directors has appointed Donald Joseph McDonald as a director, bringing the number of directors to four.  The appointment is effective April 28, 2014.

Mr. McDonald is presently with Great Valley Capital Advisors, assisting companies with corporate development and strategy. Previously, Mr. McDonald was Vice Chairman, Director and Founder of Skinny Nutritional Corporation from 2006 to 2012. Mr. McDonald’s achievements included raising $20 million capital, developing a nationwide distribution network and recruiting international distributors. Prior experience and roles included President, CEO, Director and Founder of Directrix, Spice Direct, LSI Communications and National Media Corporation. Mr. McDonald’s background encompasses public company, financing, operational and sales experience.

Mr. McDonald will receive an annual stipend of $6,000, and will be granted an option to purchase 100,000 shares of our common stock at a purchase price of $.70 per share.

We look forward to Mr. McDonald’s assistance and expertise as we grow our business and broaden our investment base.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Klevin Claney
Kelvin Claney, Chief ExecutiveOfficer

Date:  May 1, 2014